EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-233174, 333-219964, and 333-200102) pertaining to the 2014 Equity Incentive Plan of Monarch Casino & Resort, Inc. and subsidiaries of our report dated February 28, 2024, with respect to the consolidated financial statements of Monarch Casino & Resort, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Las Vegas, Nevada

February 23, 2026